UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2016

SPS Commerce, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (612) 435-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On January 5, 2016, our wholly owned subsidiary SPS Commerce Canada, Ltd. entered into a share purchase agreement with the shareholders of Toolbox Solutions Inc. Under the share purchase agreement, on January 5, 2016 SPS Commerce Canada, Ltd. purchased and acquired from the shareholders of Toolbox Solutions Inc. all of the shares of Toolbox Solutions Inc. Toolbox Solutions Inc. is in the business of providing point-of-sale analytics and category management services to retailers and consumer packaged goods suppliers. We paid the shareholders of Toolbox Solutions Inc. $18.4 million in cash and $4.5 million in stock. This amount includes $1.1 million of stock that is subject to an earn-out and has not yet been issued.

This description of the share purchase agreement does not purport to be complete and is qualified in its entirety by reference to the share purchase agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the share purchase agreement described in Item 1.01, on January 5, 2016 we issued an aggregate of 48,668 shares of our common stock to the shareholders of Toolbox Solutions Inc. and pursuant to the share purchase agreement may issue up to 16,222 additional shares under the earn-out in an unregistered transaction. We did so in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering, and Rule 506 promulgated thereunder, in view of the absence of a general solicitation, the limited number of offerees and purchasers, and the representations and agreements of the shareholders of Toolbox Solutions Inc. in the share purchase agreement.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the completion of the acquisition is also attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in that filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

2.1	Share Purchase Agreement, dated as of January 5, 2016, by and among SPS Commerce Canada, Ltd. and the shareholders of Toolbox Solutions Inc.

99.1	Press Release, dated January 6, 2016, announcing the completion of the acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: January 6, 2016	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

2.1	Share Purchase Agreement, dated as of January 5, 2016, by and among SPS Commerce Canada, Ltd. and the shareholders of Toolbox Solutions Inc.	Filed Electronically

99.1	Press Release, dated January 6, 2016, announcing the completion of the acquisition	Filed Electronically